UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2005

MCI, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-10415	20-0533283

(Commission File Number)	(IRS Employer Identification No.)

22001 Loudoun County Parkway, Ashburn, Virginia	20147

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 886-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

      On February 14, 2005, Verizon Communications Inc., a Delaware corporation (“Verizon”), MCI, Inc., a Delaware corporation (“MCI”) and Eli Acquisition, LLC, a wholly owned subsidiary of Verizon and a Delaware limited liability company (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, MCI will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving person (or, in certain situations, as provided in the Merger Agreement, a wholly owned corporate subsidiary of Verizon will merge with and into MCI, with MCI as the surviving corporation).

      At the effective time and as a result of the Merger, (i) MCI will become a wholly owned subsidiary of Verizon and (ii) each share of MCI common stock will be converted into the right to receive (x) 0.4062 shares of Verizon common stock and (y) cash in the amount of $1.50 per share, which amount of cash and number of shares may be reduced pursuant to a purchase price adjustment based on MCI’s bankruptcy claims and for certain tax liabilities, on the terms specified in the Merger Agreement. The Merger Agreement also provides for the distribution by MCI of a special cash dividend in the amount of $4.10 per share of MCI common stock (less the amount of any dividends declared by MCI during the period from February 14, 2005 to the consummation of the Merger, but excluding, for the avoidance of doubt, the $0.40 per share cash dividend approved by its Board of Directors on February 11, 2005). This special cash dividend is expected to be declared as soon as practicable following approval of the Merger Agreement by shareholders of MCI. All outstanding MCI stock-based awards at the effective time will be replaced by a grant of Verizon stock-based awards.

      Verizon and MCI have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct, in the case of MCI, its businesses in a commercially reasonable manner consistent with industry practice and, in the case of Verizon, its business in the ordinary course, consistent with past practice, in each case between the execution of the Merger Agreement and the consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. In addition, MCI made certain additional customary covenants, including, among others, covenants (i) subject to certain exceptions, to cause a stockholder meeting to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) subject to certain exceptions, for its Board of Directors to recommend adoption and approval by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, (iii) not to solicit proposals relating to alternative business combination transactions and (iv) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.

      Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of MCI common stock, (ii) expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of certain other regulatory approvals, (iii) absence of any law or order prohibiting the closing and (iv) subject to certain exceptions, the accuracy of representations and warranties and the absence of any Material Adverse Effect (as defined in the Merger Agreement) with respect to MCI’s or Verizon’s business, as applicable. In addition, Verizon’s obligation to close is subject to other conditions, including (i) the absence of any pending U.S. governmental litigation with a reasonable likelihood of success seeking to prohibit the closing or to impose certain limitations, (ii) receipt of a bankruptcy order issued by the United States Bankruptcy Court for the Southern District of New York allowing for the substitution of shares of Verizon common stock for shares of MCI common stock to satisfy certain bankruptcy-related claims and (iii) receipt of an order issued by the United States District Court for the Southern District of New York relating to MCI’s Corporate Monitor.

      The Merger Agreement contains certain termination rights for both MCI and Verizon, and further provides that, upon termination of the Merger Agreement under specified circumstances, MCI may be required to pay Verizon a termination fee of $200 million.

      Consummation of the Merger will constitute a “Change of Control” under MCI’s outstanding Senior Notes (the “Notes”), which will obligate the surviving person to make an offer to purchase such Notes within 30 days after the effective time at a purchase price equal to 101% of the principal amount plus accrued interest.

      The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Item 8.01. Other Events.

      On February 14, 2005, MCI and Verizon issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

* * *

FORWARD-LOOKING STATEMENTS

This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: a significant change in the timing of, or the imposition of any government conditions to, the closing of the transaction; actual and contingent liabilities; and the extent and timing of our ability to obtain revenue enhancements and cost savings following the transaction. Additional factors that may affect the future results of MCI and Verizon are set forth in their respective filings with the Securities and Exchange Commission, which are available at investor.verizon.com/SEC/ and www.mci.com/about/investor_relations/sec/.

Additional Information and Where to Find It

In connection with the proposed transaction, a registration statement, including a proxy statement of MCI, and other materials will be filed with the Securities and Exchange Commission (“SEC”). We urge investors to read these documents when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about MCI and Verizon, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents at www.verizon.com/investor, or by request to Verizon Communications Inc., Investor Relations, 1095 Avenue of the Americas, 36th Floor, New York, NY 10036. Free copies of MCI’s filings are available at www.mci.com/about/investor_relations, or by request to MCI, Inc., Investor Relations, 22001 Loudoun County Parkway, Ashburn, VA 20147.

Participants in the Solicitation

MCI, Verizon, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from MCI shareowners with respect to the proposed transaction. Information about MCI’s directors and executive officers is available in MCI’s annual report on Form 10-K for the year ended December 31, 2003. Information about Verizon’s directors and executive officers is available in Verizon’s proxy statement for its 2004 annual meeting of shareholders, dated March 15, 2004. Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials filed with the SEC.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of February 14, 2005 among Verizon, Eli Acquisition, LLC and MCI (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release issued jointly by MCI and Verizon, dated February 14, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCI, INC.

Date:	February 17, 2005	By:	/s/ Eric Slusser

			Name:	Eric Slusser
			Title:	Senior Vice President & Controller